Exhibit 10.1

STRATEGIC ADVISOR AGREEMENT

This STRATEGIC ADVISOR AGREEMENT (the “Advisor Agreement”) is entered into effective January 1, 2024, between Intapp, Inc., a Delaware corporation (the “Company”) and Stephen Robertson (“Consultant,” and collectively with the Company, the “Parties”).

WHEREAS, the Company and Consultant have previously entered into that certain Transition and Advisory Agreement by and between Consultant and the Company on August 7, 2023 (the “Transition Agreement”), which superseded that certain employment agreement between Consultant and the Company, effective as of June 18, 2021 (the “Prior Agreement”);

WHEREAS, Consultant’s employment with the Company, and the term of the Agreement, terminated on December 31, 2023 (the “Separation Date”);

WHEREAS, the Company desires to engage Consultant to provide consulting services through September 30, 2024 (or such earlier date as this Advisor Agreement may be terminated by either Party as provided herein) (the “Advisory Period”), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

1. Services; Term. Consultant shall perform strategic advisory services and provide related deliverables for the Company (the “Services”) on a non-exclusive basis, as set forth in Schedule A attached hereto. In the event of any conflict between Schedule A and the Advisor Agreement, the terms of the Advisor Agreement shall control except as expressly provided in Schedule A. Consultant shall be solely responsible for obtaining all licenses, permits, or certificates required to carry out the Services.

2. Consulting Fees. In consideration of Consultant (i) signing, and not revoking this Advisor Agreement (including the general release of claims in Section 10 (the “Advisor Release)), (ii) timely signing and not revoking the general waiver and release of claims substantially in the form of the Final Separation and Release Agreement attached hereto as Schedule B (the “Final Release”), (iii) continuing to comply with all post-employment covenants set forth in the Transition Agreement and the Prior Agreement, and (iv) continuing to comply with all of the covenants set forth in this Advisory Agreement, the Company shall provide to Consultant the compensation and other consideration detailed in Schedule A, attached hereto and made a part hereof, as may be amended in writing from time to time upon mutual agreement of the Parties. The Company shall not be required to make the payments provided for under this Section 2 and Schedule A, unless Consultant executes and delivers to the Company this Advisor Agreement (including the Advisor Release), and the Advisor Release and the Final Release have become effective and irrevocable in their entirety. If Consultant decides not to sign the Advisor Release or the Final Release, or if Consultant revokes the Advisor Release or the Final Release, Consultant will not be eligible to receive the consideration described in Schedule A and the Company reserves any right to recoup any payments made pursuant to this Advisor Agreement, should Consultant not sign and/or revoke the Advisor Release or Final Release.

3. Expenses. During the Advisory Period, Consultant shall bill the Company monthly, and the Company shall reimburse Consultant monthly, for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder in accordance with the Company’s travel and expense policy.

4. Confidentiality. Consultant has previously entered into that certain Employee Invention Assignment and Confidentiality Agreement between the Company and Consultant (the “Confidentiality Agreement”). Employee agrees that (i) the terms of the Confidentiality Agreement shall continue to apply in full force and effect and inure to the benefit of the Company through the Advisory Period and for all times thereafter, as applicable, and (ii) Employee shall continue to comply in all respects with the Confidentiality Agreement.

5. Conflicts of Interest. Consultant represents that Consultant is free to enter into the Advisor Agreement and that this engagement does not violate the terms of any agreement between Consultant and any third party. Further, Consultant, in rendering duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Consultant does not have a proprietary interest. During the Advisory Period, Consultant shall devote as much of Consultant’s productive time, energy, and abilities to the performance of Consultant’s duties hereunder as is necessary to perform the required duties in a timely and productive manner.

6. In no event shall EITHER PARTY be liable, for CONSEQUENTIAL, incidental, exemplary, punitive, special, MULTIPLE, or INDIRECT damages of any kind even if SUCH PARTY has been advised of the possibility of such loss or damages.

7. Notice to Company. Consultant agrees to provide the Company with advance written notice prior to commencing to directly or indirectly participating in, consulting with, rendering services for or in any manner engaging in any business competing with the businesses of the Company or its subsidiaries as such businesses exist or are in process or being planned during the Advisory Period, within any county in which the Company or its subsidiaries have operating locations, leases, options to lease or acquire property, or definitive plans known to Consultant during the Advisory Period, or otherwise accepting any other roles or consulting engagements.

8. Non-Disparagement. During the Advisory Period and thereafter, without limitation of time, Consultant shall not at any time make, publish or communicate to any person or entity any Disparaging (as defined below) remarks, comments or statements concerning Company, any other equity holders of the Company, or any affiliates of any of the foregoing. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of the individual or entity being disparaged. Notwithstanding anything to the contrary, nothing in the Advisor Agreement prohibits Consultant from providing truthful information or testimony in connection with any litigation or any investigation or proceeding conducted by any governmental authority, or from disclosing information to a governmental authority that Consultant believes in good faith reflects a violation of applicable law.

9. Independent Consultant. The Advisor Agreement shall not render Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. Consultant is and will remain an independent Consultant in Consultant’s relationship to the Company. The Company shall not be responsible for withholding taxes with respect to Consultant’s compensation hereunder. Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

10. General Release and Waiver of Claims.

(a)
In consideration of the benefits detailed in the Advisor Agreement, Consultant and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally waive, release, acquit, relieve and forever discharge the Company, its subsidiaries, its parent company and their respective current and former officers, directors, agents, employees, insurers, stockholders, successors and assigns (collectively “Releasees”) from any and all claims, liabilities, rights, demands, complaints, judgments, obligations, damages, actions and causes of action of any and every kind and nature, in law, equity or otherwise, whether known and unknown, suspected or unsuspected (“Claims”), which Consultant ever had or may have in the future, arising out of or in any way related to any agreements, events, acts, omissions or conduct existing or occurring prior to and including August 7, 2023 (the “Transition Date”), concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any Claims for, related to or arising out of: (i) Consultant’s employment with the Company or the cessation of that employment; (ii) Consultant’s compensation or equity interests in the Company, fringe benefits or other severance pay; (iii) common law or statutory claims, including but not limited to, for breach of any oral or written promise or contract or any implied covenant of good faith and fair dealing, wrongful discharge, fraud, defamation or loss of reputation and emotional distress; (iv) any claim for attorneys’ fees or indemnification; (v) any claim for discrimination, harassment or retaliation of any kind; (vi) any violation of any federal, state or local constitution, statute, law, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Employment Retirement Income Security Act of 1974 (except as to vested benefits), the Equal Pay Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act and the California Constitution and any amendment to any such laws, and all other federal, state, local or foreign law, rule or regulation, in each case as may lawfully be waived and released; (vii) any impairment of Consultant’s ability to obtain subsequent employment based on events or conduct as of the Effective Date; and (viii) any claims on any other legal or equitable basis whatsoever (collectively, the “Release”).

(b)
Consultant acknowledges and agrees the Releases given above exclude only claims that: (i) cannot be released solely by private agreement; (ii) are for unemployment or workers’ compensation benefits; (iii) are to enforce or challenge the Advisor Agreement; (iv) arise after the Transition Date; or (v) are for vested 401(k) or pension benefits.

(c)
Consultant acknowledges and agrees that while nothing in the Advisor Agreement (including the Release, Confidentiality Agreement and Non-Disparagement sections) precludes Consultant (i) from filing a charge with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local agency, (ii) from participating in any investigation or proceeding with such an agency, or (iii) from providing any documents or information to such an agency, Consultant shall not personally recover money or reinstatement from the Releasees, and Consultant expressly waives the right to recover any such money or reinstatement, for any complaint or charge, including any class or collective action, filed against the Releasees with any federal, state or local board, agency or court. This does not affect any right Consultant may have to recover any payment from a government agency for any information provided to that agency.

(d)
Consultant acknowledges and agrees that he specifically waives all rights under California Civil Code Section 1542, which states, “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party,” that this Section 10(d) gives Consultant the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. By signing the Advisor Agreement, Consultant voluntarily waives the rights described in California Civil Code Section 1542 and all claims that now exist in his favor, known or unknown, and that he acknowledges that he may later discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of the Advisor Agreement and which, if known or suspected at the time of executing the Advisor Agreement, may have materially affected its terms. Nevertheless, Consultant waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Consultant understands the significance and consequence of the Release, this Section 10(d), the waiver of California Civil Code Section 1542 and the Advisor Agreement, and he acknowledges that he has had an opportunity to consult with, and to be fully advised by, his attorney of the contents of California Civil Code Section 1542 and the Advisor Agreement.

11. Representations and Warranties. Consultant represents, warrants, and acknowledges as follows:

(a)
The Company only retains the right to direct the results achieved by Consultant. The Company does not retain the right to control the manner and means by which these results are to be accomplished, nor will the Company establish a quality standard for Consultant; provided, however, that Consultant shall perform the Services using Consultant’s best efforts in a manner consistent with professional industry standards.
(b)
Consultant shall determine how to perform Services under the Advisor Agreement.
(c)
The Company will neither provide nor require training for Consultant.
(d)
Consultant’s Services shall not be integrated into the Company’s general business operations.
(e)
Consultant will remain directly responsible for the Services performed and will ensure that the work meets the specifications set forth by the Company.
(f)
Consultant shall not be required to submit regular written reports, but the Company shall periodically review Consultant’s progress in achieving the goals set forth by the Company.
(g)
Consultant understands that Consultant must obtain and keep current, at Consultant’s own expense, all permits, certificates, and licenses necessary for Consultant to perform the Services, if any.
(h)
Consultant has full power, authority, and capacity to enter into the Advisor Agreement and to perform Consultant’s obligations hereunder. The Advisor Agreement has been voluntarily executed by Consultant and constitutes a valid and binding agreement of Consultant.
(i)
The Company will not dictate the time of performance; however, Consultant and the Company may agree upon a completion schedule and a range of mutually agreeable work hours.
(j)
Consultant has read the Advisor Agreement and has had the opportunity to have the Advisor Agreement reviewed by Consultant’s legal counsel.

12. Successors and Assigns. All of the provisions of the Advisor Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, if any, successors, and assigns.

13. Choice of Law. The laws of the state of California shall govern the validity of the Advisor Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

14. Headings. Section headings are not to be considered a part of the Advisor Agreement and are not intended to be a full and accurate description of the contents hereof.

15. Waiver. Waiver by one Party hereto of breach of any provision of the Advisor Agreement by the other shall not operate or be construed as a continuing waiver.

16. Assignment. Consultant shall not assign any of her rights under the Advisor Agreement or delegate the performance of any of her duties hereunder, without the prior written consent of the Company.

17. Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any Party shall be in writing and shall be validly given or made to another Party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

if to the Company, at:

Intapp, Inc.

3101 Park Blvd.

Palo Alto, CA 94306

Attention: Steven Todd, General Counsel

Email: steven.todd@intapp.com

With a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10046

Attn: Kristina Trauger

Email: ktrauger@proskauer.com

if to Consultant, to Consultant’s address on file with the Company.

Any Party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

18. Modification or Amendment. No amendment, change or modification of the Advisor Agreement shall be valid unless in writing signed by the Parties hereto.

19. Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the Parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20. Unenforceability of Provisions. If any provision of the Advisor Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of the Advisor Agreement shall nevertheless remain in full force and effect.

21. Authority. Consultant represents that he has the authority necessary to enter into the Advisor Agreement and neither the execution nor the delivery of the Advisor Agreement will immediately or with the passage of time conflict with or result in a breach of any other arrangement to which Consultant is a party.

22. Compliance with Policies and Laws. Consultant agrees to abide by all the Company's policies and procedures. Consultant also agrees to abide by all laws applicable to the Company, in each jurisdiction that it does business, including without limitation securities and regulations governing publicly traded companies.

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IN WITNESS WHEREOF, the Company has caused the Advisor Agreement to be signed by its officer pursuant to the authority of its Board of Directors, and Consultant has executed the Advisor Agreement, as of the day and year first written above.

INTAPP, INC.

By: _/s/ John Hall_____________

Name: John Hall

Title: CEO

CONSULTANT

By: _/s/ Stephen Robertson______

Name: Stephen Robertson

[Signature Page to Robertson Advisor Agreement]

SCHEDULE A

SERVICES, TERM, AND COMPENSATION

SERVICES: Consultant will perform the following services during the Advisory Period remotely or from such location as Consultant and the Chief Executive Officer of the Company (the “CEO”) mutually agree from time to time:

•
advise and counsel with respect to strategic and other matters from time to time as determined by the CEO, and
•
such other services as the Consultant the CEO may agree upon from time to time

REPORTING: Consultant will report directly to the CEO.

TERM: The Advisor Agreement will commence on January 1, 2024, and will continue in full force and effect through September 30, 2024, or upon the earlier termination of the Advisor Agreement pursuant to the terms set forth in Section 3 of the Transition Agreement, the Advisor Agreement and this Schedule A (the “Advisory Period”).

RETAINER: As compensation for services as a Consultant rendered pursuant to the Advisor Agreement, Company shall pay Consultant a monthly retainer of $37,708.33 (“Monthly Retainer”), payable in arrears.

VESTING OF PRIOR AWARDS: For the avoidance of doubt, notwithstanding anything to the contrary in the Transition Agreement or in the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) or any award agreement thereunder, with respect to all awards granted to Consultant pursuant to the Plan that are outstanding and unvested as of the Separation Date (each, an “Equity Award”), Consultant’s termination of employment with the Company on the Separation Date and transition from an employee of the Company to a consultant of the Company immediately following the Separation Date shall not be treated as a termination of employment and the Equity Awards shall continue to vest subject to Consultant’s continued service with the Company pursuant to this Advisor Agreement.

TERMINATION: The Advisor Agreement and the Advisory Period, may be earlier terminated by Consultant upon 30 days’ prior written notice to the Company, or by Company upon 30 days’ prior written notice to Consultant.

In the event of a termination of the Advisor Agreement and the Advisory Period by the Company for any reason other than due to Consultant’s breach of the Advisor Agreement or for “Cause” (as defined below), by the Company due to Consultant’s “Disability” (as defined below), or due to Consultant’s death, the Company will have no further obligation to Consultant except as set forth in this paragraph: (A) payment to Consultant of any earned and unpaid portion of the Monthly Retainer, such payment to be made on the date the applicable payment would have been made had such termination not occurred; (B) payment to Consultant of any unreimbursed reasonable business expenses incurred prior the termination of the Advisory Period in connection with Consultant’s performance of services hereunder that are documented in accordance with the Company’s expense reimbursement policy (the payments set forth in (A) and (B), the “Accrued Payments”); (C) continuation of the payment of Consultant’s Monthly Retainer through the original term of the Advisory Period had such termination not taken place, such payment to be made on the date the applicable payment would have been made had such termination not occurred; (D) as to any then-outstanding Equity Award, such Equity Award shall vest immediately as of the termination of the Advisory Period as to a number of shares comprising the milestones set forth in the table below; provided that Consultant’s right to receive the payments and benefits described in subclauses (C) through (D) above shall be subject to Consultant timely executing, returning to the Company and not revoking the Final Release.

If the termination occurs: then the number of milestones vesting will be:

Before February 20, 2024 3

After February 20 but before May 20, 2024 2

After May 20 but before August 20, 2024 1

After August 20, 2024 0

In the event of a termination of the Advisor Agreement and the Advisory Period by the Company for Cause or due to Consultant’s termination of the Advisor Agreement and the Advisory Period for any reason, the Company will have no further obligation to Consultant except for the payment of the Accrued Payments.

For purposes of this Schedule A, “Disability” means “disability” (as such term is defined under the Company’s disability insurance policy maintained for executives of the Company, from time to time) suffered by Consultant for a continuous period of at least six months or any impairment of mind or body that is likely to result in a “disability” of Consultant for more than three months during any twelve-month period.

For purposes of this Schedule A, “Cause” means (i) Consultant’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony under any state, federal or foreign law or any other crime involving moral turpitude; (ii) Consultant’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company or any of its affiliates; (iii) Consultant’s willful, material damage to any property of the Company; (iv) Consultant’s breach of any material Company policy that materially harms the Company; (v) Consultant’s commission of an act that brings Consultant into widespread public disrepute, contempt or scandal and which justifiably shocks, insults or offends a significant portion of the community; or (vi) Consultant’s breach of any material provision of the Advisor Agreement, the Confidentiality Agreement, or any other written agreement between Consultant and the Company.

For the avoidance of doubt, the Company reserves all rights to recoup any payments made pursuant to the Advisor Agreement, should the Advisor Agreement (including the Advisor Release) or the Final Release not be timely executed by Consultant and do not become effective and/or Consultant revokes the Advisor Agreement (including the Advisor Release) or the Final Release.

SCHEDULE B

FINAL SEPARATION AND RELEASE AGREEMENT

This Final Separation and Release Agreement (the “Final Release”) is made between Stephen Robertson and Intapp, Inc. (the “Company”). Capitalized terms have the same meaning given to them in the Transition and Advisory Agreement by and between you and the Company on [●], 2023 (including, for the avoidance of doubt, the Advisor Agreement, the “Agreement”).

WHEREAS, the Company and you wish to resolve any and all Claims that you have or may have against the Company and any of the Releasees, including any and all Claims that you may have prior to and through the termination of the Advisory Period (the “Separation Date”).

NOW, THEREFORE, the Company and you agree as follows:

1. Prior Rights and Obligations: By executing the Final Release, you acknowledge and agree that you have received all wages, bonuses and other compensation accrued and owed to you, including all paid and unpaid leaves and entitlements under any incentive plans or bonus arrangements, including, for the avoidance of doubt, the termination payments described in Section 3 of the Agreement.

2. Consideration: The payments and benefits described on Schedule A of the Advisor Agreement are made in consideration of you (i) signing, and not revoking the Advisor Agreement (including the Advisor Release), (ii) timely signing and not revoking the Final Release, (iii) continuing to comply with all post-employment covenants set forth in the Transition Agreement and that certain employment agreement between you and the Company, effective as of June 18, 2021, and (iv) continuing to comply with all of the covenants set forth in the Advisor Agreement. If you do not timely sign and deliver the Final Release in accordance with the Agreement, or if you revoke the Final Release, you will not be eligible to receive any then-unpaid consideration described in Schedule A of the Agreement and the Company reserves any right to recoup any payments made pursuant to the Agreement.

3. General Release and Waiver of Claims:

(a)
In consideration of the payments and benefits described in Section 2 of this Final Release, you and the Releasors hereby irrevocably and unconditionally waive, release, acquit, relieve and forever discharge the Company and the Releasees from any and all Claims that you ever had or may have in the future, arising out of or in any way related to any agreements, events, acts, omissions or conduct existing or occurring prior to and including the Separation Date, concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any Claims for, related to or arising out of: (i) your employment with the Company or the cessation of that employment; (ii) your compensation or equity interests in the Company, fringe benefits or other severance pay; (iii) common law or statutory claims, including but not limited to, for breach of any oral or written promise or contract or any implied covenant of good faith and fair dealing, wrongful discharge, fraud, defamation or loss of reputation and emotional distress; (iv) any claim for attorneys’ fees or indemnification; (v) any claim for discrimination, harassment or retaliation of any kind; (vi) any violation of any federal, state or local constitution, statute, law, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Employment Retirement Income Security Act of 1974 (except as to vested benefits), the Equal Pay Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act and the California Constitution, and any amendment to any such laws, and all other federal, state, local or foreign law, rule or regulation, in each case as may lawfully be waived and released; (vii) any impairment of your ability to obtain subsequent employment based on events or conduct prior to the Separation Date; and (viii) any claims on any other legal or equitable basis whatsoever (collectively, the “Release”).
(b)
You acknowledge and agree the Releases given above exclude only claims that: (i) cannot be released solely by private agreement; (ii) are for unemployment or workers’ compensation benefits; (iii) are to enforce or challenge the Final Release; (iv) arise after the Separation Date; (v) are for vested 401(k) or pension benefits; or (vi) are permitted by Section 3(c).
(c)
You acknowledge and agree that while nothing in the Agreement and the Final Release (including the Release, Proprietary and Confidential Information and Non-Disparagement sections) precludes you (i) from filing a charge with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local agency, (ii) from participating in any investigation or proceeding with such an agency, or (iii) from providing any documents or information to such an agency, you shall not personally recover money or reinstatement from the Releasees, and you expressly waive the right to recover any such money or reinstatement, for any complaint or charge, including any class or collective action, filed against the Releasees with any federal, state or local board, agency or court. This does not affect any right you may have to recover any payment from a government agency for any information provided to that agency.
(d)
You acknowledge and agree that you specifically waive all rights under California Civil Code Section 1542, which states, “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, must have materially affected his or her settlement with the debtor or released party,” that this Section 3(d) gives you the right not to release existing claims of which you are not now aware, unless you voluntarily choose to waive this right. By signing the Final Release, you voluntarily waive the rights described in California Civil Code Section 1542 and all claims that now exist in your favor, known or unknown, and that you acknowledge you may later discover claims or facts in addition to or different from those which you now know or believe to exist with respect to the subject matter of the Final Release and which, if known or suspected at the time of executing the Final Release, may have materially affected its terms. Nevertheless, you waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. You understand the significance and consequence of the Release, this Section 3(d), the waiver of California Civil Code Section 1542 and the Final Release, and you acknowledge that you have had an opportunity to consult with, and to be fully advised by, your attorney of the contents of California Civil Code Section 1542 and the Final Release.
(e)
In further consideration of the payments and benefits described in Section 2 of this Final Release, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the Separation Date. By signing the Final Release, you hereby acknowledge and confirm the following: (i) you were advised by the Company in connection with your departure to consult with an attorney of your choice prior to agreeing to the Final Release and to have such attorney explain to you the terms of the Final Release, including, without limitation, the terms relating to your release of claims arising under ADEA; (ii) you were given a period of not fewer than 45 days to consider the terms of the Final Release and to consult with an attorney of your choosing with respect thereto; (iii) you knowingly and voluntarily accept the terms of the Final Release; and (iv) you are providing this release and discharge only in exchange for consideration in addition to anything of value to which you are already entitled. You also understand that you have 7 days following the date on which you sign the Final Release within which to revoke the Release contained in this Section 3(e) by providing the Company with a written notice of your revocation in accordance with Section 6 of the Final Release. The Company has included with the Final Release a statement identifying employees who are also being terminated on or about the Separation Date, and a list in Appendix A providing the job titles and ages of those employees selected, and not selected, in the same position as you. You hereby acknowledge receipt of the information contained in Appendix A.

4. No Claims Filed: You hereby represent to the Company that you have not filed any complaint or charge against the Company with the Equal Employment Opportunity Commission or with any other federal, state or local agency or court.

5. Confidentiality: The contents, terms and conditions of the Final Release must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning the Final Release, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of the Final Release.

6. Revocation: The Final Release may be revoked by you within the seven-day period commencing on the date you sign the Final Release (the “Revocation Period”). In the event of any such revocation by you, all obligations of the Company and you under the Final Release will terminate and be of no further force and effect as of the date of such revocation, and each party will be free to assert any claims or defenses it or he or she may have with respect to your employment with the Company and the termination thereof. In the event of timely revocation, the Final Release will not be admissible in any future proceedings between the parties and the positions taken by the parties in the Final Release will not be deemed to be an admission by a party that it agreed that the matter should have been resolved in the way it is in the Final Release. The Final Release, if revoked, will constitute nothing more than an offer in compromise that was not accepted and will not be evidence of anything. No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period.

7. No Admission of Liability: The Final Release is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. The Final Release shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and any other state or federal provisions of similar effect.

8. Complete and Voluntary Agreement: The Final Release, together with Appendix A hereto, the Agreement and any applicable stock option agreements, constitute the entire agreement between you and the Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither the Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in the Final Release or the Agreement for the purpose of inducing you to execute the Final Release, and you acknowledge that you have executed the Final Release in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing the Final Release voluntarily, free of any duress or coercion.

9. Severability: The provisions of the Final Release are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue the above shall otherwise remain effective to release any and all other claims.

10. Separation Agreement. The Final Release shall be subject to the provisions of Sections 4, 5, 6, 8 and 11 of the Agreement, which provisions are hereby incorporated by reference as part of the Final Release.

INTAPP, INC.

By: _____________________

PLEASE READ THE FINAL RELEASE CAREFULLY. IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THROUGH THE DATE BELOW.

By executing below, I hereby acknowledge and agree that: (1) I have carefully read the Final Release, (2) I have had sufficient time to consider the Final Release before the execution and delivery to the Company, (3) I have been advised, and hereby is advised in writing, to discuss the Final Release with an attorney of my choice and I have had adequate opportunity to do so prior to executing and delivering the Final Release, (4) I fully know, understand and considered the contents of the Final Release and the final and binding effect of the Final Release, (5) I am signing the Final Release knowingly, voluntarily and am signing it of my own free will, and (6) I have voluntarily agreed to be legally bound by all its terms and conditions.

___________________________ _________________
STEPHEN ROBERTSON Date